As filed with the U.S. Securities and Exchange Commission on March 3, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Annexon, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-5414423
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1400 Sierra Point Parkway, Bldg C, Suite 200

Brisbane, California 94005

(Address of Principal Executive Offices)(Zip Code)

Annexon, Inc. 2020 Incentive Award Plan

Annexon, Inc. Employee Stock Purchase Plan

(Full Title of the Plan)

Douglas Love, Esq.

President and Chief Executive Officer

Annexon, Inc.

1400 Sierra Point Parkway, Bldg C, Suite 200

Brisbane, California 94005

(650) 822-5500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Divakar Gupta

Anitha Anne

Cooley LLP

55 Hudson Yards

New York, NY 10001

(212) 479-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement is being filed with the U.S. Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional number of securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same employee benefit plans is effective. Specifically, this Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Annexon, Inc. (the “Registrant”) to register an additional (i) 4,375,262 shares of its Common Stock issuable under its 2020 Incentive Award Plan (the “2020 Plan”) and (ii) 1,093,815 shares of its Common Stock issuable under its Employee Stock Purchase Plan (the “ESPP”). The additional shares of Common Stock under the 2020 Plan and the ESPP have become reserved for issuance as a result of the operation of the “evergreen” provisions in each of the 2020 Plan and the ESPP, which provide that the total number of shares subject to such plans will be increased on the first day of each calendar year pursuant to a specified formula.

The Registrant previously registered shares of its common stock, par value $0.001 per share (the “Common Stock”), for issuance under its 2020 Plan and the ESPP under Registration Statements on Form S-8 filed with the Commission on July  24, 2020 (File No. 333-240101), March  25, 2021 (File No. 333-254707), March  2, 2022 (File No. 333-263193), March  6, 2023 (File No. 333-270307), and March  26, 2024 (File No. 333-278244) (collectively, the “Earlier Registration Statements”). This Registration Statement hereby incorporates by reference the contents of the Registrant’s Earlier Registration Statements pursuant to General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Registrant hereby incorporates by reference into this Registration Statement the Earlier Registration Statements and the following documents previously filed with the SEC:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, which includes audited financial statements for the Registrant’s latest fiscal year, filed with the SEC on March 3, 2025.

(b) The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023 from the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 25, 2024.

(c) The Registrant’s Current Reports on Form 8-K filed with the SEC on January  10, 2025 (Item 5.02 only) and January 13, 2025.

(d) The description of the Registrant’s common stock which is contained in a registration statement on Form 8-A filed on July 21, 2020 (File No.  001-39402) under the Securities Exchange Act of 1934, as amended, or the Exchange Act, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 1, 2022.

(e) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

Exhibit Number	Description

4.1 (1)	Amended and Restated Certificate of Incorporation of Annexon, Inc.

4.2 (2)	Amended and Restated Bylaws of Annexon, Inc.

4.3 (3)	Form of Common Stock Certificate

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

23.2	Consent of KPMG LLP, independent registered public accounting firm

24.1	Power of Attorney (included on the signature page of this Form S-8)

99.1 (4)	2020 Incentive Award Plan

99.2 (5)	Form of Stock Option Grant Notice and Stock Option Agreement under the 2020 Incentive Award Plan

99.3 (6)	Form of Restricted Stock Award Grant Notice and Restricted Stock Award Agreement under the 2020 Incentive Award Plan

99.4 (7)	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement under the 2020 Incentive Award Plan

99.5 (8)	Employee Stock Purchase Plan

107.1	Filing Fee Table

(1)	Filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K (File No. 001-39402), filed with the Securities and Exchange Commission on July 28, 2020, and incorporated herein by reference.

(2)	Filed as Exhibit 3.2 to Registrant’s Current Report on Form 8-K (File No. 001-39402), filed with the Securities and Exchange Commission on July 28, 2020, and incorporated herein by reference.

(3)	Filed as Exhibit 4.2 to Registrant’s Registration Statement on Form S-1 (File No. 333-239647), filed with the Securities and Exchange Commission on July 2, 2020, and incorporated herein by reference.

(4)

Filed as Exhibit 99.2(a) to Registrant’s Registration Statement on Form S-8 (File No. 333-240101), filed with the Securities and Exchange Commission on July 24, 2020, and incorporated herein by reference.

(5)

Filed as Exhibit 10.5(b) to Registrant’s Registration Statement on Form S-1 (File No. 333-239647), filed with the Securities and Exchange Commission on July 2, 2020, and incorporated herein by reference.

(6)

Filed as Exhibit 10.5(c) to Registrant’s Registration Statement on Form S-1 (File No. 333-239647), filed with the Securities and Exchange Commission on July 2, 2020, and incorporated herein by reference.

(7)

Filed as Exhibit 10.5(d) to Registrant’s Registration Statement on Form S-1 (File No. 333-239647), filed with the Securities and Exchange Commission on July 2, 2020, and incorporated herein by reference.

(8)

Filed as Exhibit 99.3 to Registrant’s Registration Statement on Form S-8 (File No. 333-240101), filed with the Securities and Exchange Commission on July 24, 2020, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brisbane, State of California, on this 3rd day of March, 2025.

Annexon, Inc.

By:	/s/ Douglas Love, Esq.
Douglas Love, Esq.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas Love and Jennifer Lew, and each or any one of them, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas Love, Esq. Douglas Love, Esq.	President and Chief Executive Officer (Principal Executive Officer)	March 3, 2025

/s/ Jennifer Lew Jennifer Lew	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 3, 2025

/s/ Thomas G. Wiggans Thomas G. Wiggans	Chairperson of the Board of Directors	March 3, 2025

/s/ William Jones William Jones	Director	March 3, 2025

/s/ William H. Carson, M.D. William H. Carson, M.D.	Director	March 3, 2025

/s/ Jung E. Choi Jung E. Choi	Director	March 3, 2025

/s/ Bettina M. Cockroft, M.D. Bettina M. Cockroft, M.D.	Director	March 3, 2025

/s/ Muneer Satter Muneer Satter	Director	March 3, 2025

/s/ William D. Waddill William D. Waddill	Director	March 3, 2025